Exhibit 99.1

GMR Solutions Inc. Reports First Quarter 2026 Financial Results

and Establishes Full Year 2026 Guidance

LEWISVILLE, Texas (June 1, 2026) — GMR Solutions Inc. (“GMR” or the “Company”) (NYSE: GMRS), the nation’s largest provider of emergency medical services (“EMS”), today announced financial results for the first quarter ended March 31, 2026, and full year 2026 financial guidance.

First Quarter 2026 Financial Highlights

●	Net revenue of $1,457.6 million, up 6.6% compared to $1,367.4 million in the first quarter of 2025
●	Net income of $106.3 million, up 179.7% compared to $38.0 million in the first quarter of 2025
●	Adjusted EBITDA(1) of $305.1 million, up 9.7% compared to $278.1 million in the first quarter of 2025
●	Maintained strong liquidity position, in excess of $1.1 billion, comprised of $426.1 million of cash and cash equivalents and approximately $691.6 million of available borrowing capacity on the ABL Facility as of March 31, 2026
●	Redeemed 189,050 shares of Preferred Stock for an aggregate redemption price of approximately $250.0 million on March 6, 2026

“GMR’s first-quarter performance reflects the strength of our strategy and the discipline with which we are executing it,” said Nick Loporcaro, Chairman and Chief Executive Officer of GMR. “Our teams continue to deliver solid top-line and net income growth, while staying focused on our core mission-critical services. Taken together, these results reinforce our confidence that GMR has the right foundation, the right financial discipline, and the right growth opportunities to create long-term value and expand our services.”

Key Financials

	Three Months Ended
	March 31
	2026	2025	%

($in millions)	(Unaudited)
Net revenue	$1,457,576	$1,367,407	6.6%

	Three Months Ended
	March 31
	2026	2025	%

($in millions)	(Unaudited)
Net income	$106,336	$38,024	179.7%

	Three Months Ended
	March 31,
	2026	2025	%

($in millions)	(Unaudited)
Adjusted EBITDA(1)	$305,052	$278,061	9.7%

[1]

Adjusted EBITDA is a non-GAAP financial measure. Please see “Non-GAAP Financial Information” at the end of this press release for a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

Business Metrics

	Three Months Ended
	March 31,
	2026	2025

(in thousands)	(Unaudited)
Patient encounters
Emergent transports	837,443	831,913
Non emergent transports	204,709	220,584
Total ambulance transports	1,042,152	1,052,497
of which, Ground transports	1,007,810	1,018,536
of which, Flights	34,342	33,961
Wheelchair transports	7,828	16,577
Non-transport	273,920	276,036
Total patient encounters	1,352,022	1,364,281
of which, Nurse Navigation encounters	28,122	19,171

Net transport revenue per ambulance transport	$1,360	$1,260

Other key performance indicators:
Emergent air transport requests	75,213	75,841
Weather cancellation rate for emergent air transports	17.1%	17.9%
Same market revenue growth	7.9%	14.9%
Net cash capital expenditures	$54,011	$38,629
Cash used in aircraft financing arrangements	$24,992	$25,095

Payor mix (as a percentage of net transport revenue):
Medicare	25%	26%
Medicaid	9%	9%
Commercial insurance and managed care	57%	56%
Other third-party payors	7%	7%
Self-pay	2%	2%
Net transport revenue	100%	100%

Full Year 2026 Financial Guidance

GMR is establishing the following guidance for the full year 2026:

(in millions)	Range for the year ending
	December 31, 2026
	Low	High
Net revenue	$5,890	$6,180

Adjusted EBITDA(2)	$1,135	$1,195

Cash used for net capital expenditures and aircraft financing as a percent of net revenue	5.1%	5.3%

[2]

A reconciliation of the foregoing guidance for the non-GAAP metric of Adjusted EBITDA to GAAP net income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Webcast and Conference Call Details

The Company will host a conference call tomorrow, June 2, 2026, at 10 a.m. Eastern Time. Investors can access the live call by joining the following link https://events.q4inc.com/attendee/146682024.

An archived webcast of the event will be available on the “Events & Presentations” section of the GMR website at https://investors.globalmedicalresponse.com/. The Company has posted supplemental information on the first quarter 2026 results that it will reference during the conference call. The supplemental information can be found under the “Financials” tab on the Company’s investor relations page. Following the live event, replays will be available via webcast for one year at https://investors.globalmedicalresponse.com/.

About Global Medical Response

GMR is the nation’s largest provider of EMS, delivering EMS and other essential out-of-hospital care in rural and urban communities that represent more than 60% of the U.S. population. As the only national, fully integrated, air and ground EMS provider, GMR operates in approximately 1,400 counties across the country. A recognized innovator, GMR develops new solutions to meet evolving industry needs and expand access to high-quality care. With roughly 34,000 team members, GMR supports roughly 5.5 million patient encounters annually and performs a critical care intervention every 88 seconds. Its family of solutions includes ambulance EMS provider American Medical Response, as well as multiple air EMS organizations including Air Evac Lifeteam, REACH Air Medical Services, Guardian Flight, Med-Trans Corporation, and AirMed International.

We may use our website (www.globalmedicalresponse.com), Facebook page (www.facebook.com/GlobalMedicalResponse), X (Twitter) (www.x.com/GMR_Social), LinkedIn (www.linkedin.com/company/Global-Medical-Response), and Instagram (www.instagram.com/Global_Medical_Response), accounts as channels of distribution of company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Investor Email Alerts” section of our website at https://investors.globalmedicalresponse.com/resources/investor-email-alerts/default.aspx. The contents of our website, any alerts and social media channels are not, however, a part of this press release.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts , including statements related to our ability to create long-term value and expand our services and statements regarding our financial guidance. These forward-looking statements may relate to matters which include, but are not limited to, industries, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “assume,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “foreseeable,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” the negative version of these words, or similar terms and phrases.

The forward-looking statements are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. Actual results may differ materially from these expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following:

●	if we receive fewer emergency transport requests or fewer non-emergency ambulance transport requests, our revenue could be adversely effected;
●	shifts in payor mix could decrease our revenue;
●	changes in the rates paid by, or the coverage or reimbursement methodology used by, commercial insurers, and delays in collection or non-collection of our accounts receivable could adversely affect us;
●	reduction in governmental rates for our services, limitations in funding for our services, or reduction in the number of individuals eligible for Medicare and Medicaid programs could adversely impact our business;
●	our business could be materially adversely affected if we are not able to maintain or reduce costs to provide our services;
●	we have a history of losses and can provide no assurance of our future operating results;
●	federal and state “surprise medical billing” legislation and regulations could adversely affect us;

●	deterioration in the collectability of patient responsibility accounts or charges for uninsured patients could reduce our revenue;
●	adverse weather conditions and physical impacts of climate change affect our helicopter emergency air ambulance operations, which could adversely impact our results of operations;
●	the inability to maintain our corporate reputation and relationships with existing patient referral sources or establish new referral sources could materially adversely affect us;
●	loss of existing contracts, including ground ambulance contracts and our EMS partnership with the Federal Emergency Management Agency, could adversely affect our revenue;
●	our inability to attract and retain qualified and skilled personnel could adversely affect us;
●	our business requires substantial capital expenditures and working capital financing, which we may be unable to obtain on satisfactory terms or at all;
●	our dependency on a limited number of third-party vendors for certain equipment and services could impair our ability to obtain the equipment and services we need to operate our business;
●	inflationary pressure, particularly increases in fuel costs, could negatively impact our operations;
●	our emphasis on servicing rural communities exposes us to risks;
●	accidents or other incidents involving patient transport operations could materially and adversely affect our reputation, business, financial condition, results of operations and cash flows;
●	any failure by us to manage or integrate acquisitions, divestitures, and other significant transactions successfully may have a material adverse effect on us;
●	if we fail to manage organizational change effectively, we may be unable to execute our business plan, maintain our high levels of service or adequately address competitive challenges;
●	our business may be materially and adversely affected if we are unable to ensure that our services interoperate with operating systems, devices and software and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems;
●	impairment of our goodwill or other intangible assets may adversely impact us;
●	cybersecurity incidents could disrupt business operations, result in the unauthorized access to or disclosure or use of critical and other sensitive or regulated data or confidential information and adversely impact us;
●	our use or our third-party service providers’ or business partners’ use of Machine Learning Technologies and the evolving regulatory framework in this area could materially or adversely affect us;
●	we are subject to risks related to payment processing;
●	hospital capacity and the ability of hospitals to treat the patients we transport can impact our business;
●	our business may be harmed by labor relation matters;
●	we may be adversely affected if we are unable to retain any member of our senior management;
●	adverse changes in general economic conditions and reductions in consumer spending could adversely impact the patients and the hospitals that use our services;
●	competition from other air or ground ambulance providers may adversely affect our business;
●	we may be subject to substantial malpractice or other similar claims and insurance coverage for some of our losses may be inadequate and may be subject to the credit risk of commercial insurance companies;
●	the reserves established for our losses covered under insurance programs are subject to inherent uncertainties;
●	risks relating to payments to tax receivable agreement parties for certain tax benefits;
●	risks relating to our compliance with our legal and regulatory framework;
●	continued regulatory and public scrutiny of private equity’s role in EMS and healthcare may limit our ability to acquire operations, expand in certain states, or otherwise materially and adversely affect our reputation, business, operations and financial condition;
●	our inability or failure to obtain, maintain, protect or enforce our intellectual property rights could adversely affect our business;
●	our substantial indebtedness could adversely affect our financial condition;
●	we will be a “controlled company” within the meaning of the rules of the New York Stock Exchange and the rules of the SEC and, as a result, qualify for, and intend to rely on, exemptions from certain corporate governance requirements;
●	KKR, and funds affiliated with it, controls us and its interests may conflict with yours in the future; and
●	regulations limit foreign ownership of us, which could reduce the price of our Class A common stock and cause owners of our Class A common stock who are not U.S. persons to lose their voting rights.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and in our filings with the SEC, including the information under the captions “Risk Factors” in GMR’s final prospectus (the “IPO Prospectus”) in connection with our initial public offering (the “IPO”), filed with the SEC and dated May 12,

2026, as well as GMR’s subsequent other filings with the SEC from time to time. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us herein speaks only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included herein. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws. For additional information on these and other factors that could cause GMR’s actual results to differ materially from expected results, please see our filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and on the “Investor Relations” tab of our website.

Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures,” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with GAAP. Specifically, we make use of the non-GAAP financial measures “EBITDA” and “Adjusted EBITDA.”

We provide non-GAAP financial information to enhance the understanding of our GAAP financial information and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. We believe that providing these non-GAAP measures in addition to the GAAP measures allows management, investors and other users of our financial information to more fully and accurately assess performance. The non-GAAP financial information presented may be determined or calculated differently by other companies and may not be directly comparable to that of other companies.

We define EBITDA as net income (loss) before interest expense, net, income tax provision (benefit), and depreciation and amortization. We define Adjusted EBITDA as EBITDA, as further adjusted to exclude management fees, non-cash stock-based compensation, professional fees and other expenses for non-recurring matters, debt financing fees paid to (received from) third parties and certain other items that we do not consider indicative of our ongoing operating performance.

Management uses EBITDA and Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish and award discretionary annual incentive compensation, to report compliance with certain covenants in our debt agreements and to compare our performance against that of peer companies using similar measures. Moreover, we present EBITDA and Adjusted EBITDA because we believe that investors consider them to be important supplemental measures of our performance and believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

Adjusted EBITDA is an analytical indicator used by management and the healthcare industry to evaluate company performance, allocate resources and measure leverage. Adjusted EBITDA should not be considered in isolation or as an alternative to net income (loss), cash flows from operations, investing or financing activities, or other financial statement data presented in the unaudited condensed consolidated financial statements as indicators of financial performance. Because Adjusted EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies and may not be comparable to similarly titled measures used in debt compliance calculations. Net income (loss) is the financial measure calculated and presented in accordance with GAAP that is most comparable to Adjusted EBITDA, as defined.

GMR Contacts:

Media Contact:

Kirsten Gurmendi

Public Relations Director, GMR Solutions Inc.

media@gmr.net

877.418.2980

Investor Contact:

Krister Sorensen

Vice President, Investor Relations, GMR Solutions Inc.

Investor.relations@gmr.net

GMR Solutions Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

March 31, 2026 and December 31, 2025

(Amounts in thousands)

	March 31,	December 31,
	2026	2025
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$426,092	$609,349
Insurance collateral	74,396	78,608
Accounts receivable, net	1,159,661	1,094,814
Spare parts, medical supplies and fuel	123,772	115,725
Prepaid expenses	75,808	105,014
Other current assets	135,098	128,571
Total current assets	1,994,827	2,132,081
Property and equipment, net of accumulated depreciation of $1,269,762 and $1,223,603 at March 31, 2026 and December 2025, respectively	1,364,127	1,361,278
Operating right-of-use assets	207,786	203,258
Finance right-of-use assets	88,730	85,030
Intangible assets, net	1,188,075	1,204,237
Goodwill	2,180,581	2,180,581
Other assets	316,509	315,580
Total assets	$7,340,635	$7,482,045
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	65,822	60,047
Accrued wages, benefits and taxes	264,812	339,710
Accrued interest	91,504	75,655
Other accrued liabilities	423,468	363,160
Current portion of lease obligations	80,562	78,717
Current portion of long-term debt	141,809	147,140
Total current liabilities	1,067,977	1,064,429
Operating lease obligations	174,179	171,880
Finance lease obligations	79,314	74,943
Long-term debt	4,894,435	4,898,769
Deferred income taxes	208,947	209,067
Insurance reserves	310,619	312,069
Other long-term liabilities	100,026	101,593
Total liabilities	6,835,497	6,832,750
Commitments and contingencies
Mezzanine equity:
Redeemable preferred stock	292,469	445,140
Total mezzanine equity	292,469	445,140
Stockholders’ equity:
Common stock, $0.0001 par value, 200,000,000 shares authorized and 22,096,835 and 22,096,835 shares issued and outstanding, respectively	2	2
Additional paid-in capital	359,052	456,466
Retained earnings (deficit)	(153,156)	(259,492)
Accumulated other comprehensive income (loss)	6,771	7,179
Total stockholders' equity (deficit)	212,669	204,155
Total liabilities, mezzanine equity and stockholders' equity	$7,340,635	$7,482,045

GMR Solutions Inc. and Subsidiaries

Consolidated Statements of Operations

For the three months ended March 31, 2026 and 2025

(Amounts in thousands, except share and per share amounts, unaudited)

	Three Months Ended
	March 31,
	2026	2025
Net revenue	$1,457,576	$1,367,407
Operating expenses:
Employee wages, benefits and taxes	770,006	734,758
Maintenance, fuel and other direct expenses	118,620	111,811
Insurance expense	42,979	33,652
Other operating expenses	228,094	215,806
Depreciation and amortization	75,367	75,127
Impairment of assets held for sale and other investments	—	14,100
Acquisition, integration and other charges	3,612	4,301
Total operating expenses	1,238,678	1,189,555
Operating income	218,898	177,852
Interest expense, net	83,174	113,685
Equity in (earnings) losses of unconsolidated affiliates	(463)	(2,302)
Other (income) loss, net	(6,344)	(922)
Net income (loss) before income taxes	142,531	67,391
Income tax (benefit) expense	36,195	29,367
Net income (loss)	$106,336	$38,024

Net income (loss) available to common stockholders per share:
Basic	$0.92	$(0.03)
Diluted	$0.28	$(0.03)
Weighted-average common shares outstanding:
Basic	45,836,749	45,551,279
Diluted	149,275,141	45,551,279

Comprehensive income (loss):
Net income (loss)	106,336	38,024
Other comprehensive income (loss)
Unrealized holding gains (losses) on investments	(524)	468
Deferred income tax benefit (expense), net	116	(104)
Total other comprehensive income (loss), net of income tax	(408)	364
Comprehensive income (loss)	$105,928	$38,388

GMR Solutions Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the three months ended March 31, 2026 and 2025

(Amounts in thousands, unaudited)

	Three Months Ended
	March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$106,336	$38,024
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	75,367	75,127
Amortization of deferred financing costs and debt discount	2,389	4,094
Paid-in-kind interest on long-term debt	—	7,757
Impairment of assets held for sale and other investments	—	14,100
(Gain) loss on divestiture of businesses	—	(1,422)
Stock-based compensation expense	(91)	520
Liability classified stock awards	—	2,085
Loss (gain) on disposal of property and equipment	1,076	4,105
Unrealized loss (gain) on marketable equity securities	1,227	1,235
Deferred income taxes	(4)	(1)
Other, net	(7,364)	(2,302)
Changes in assets and liabilities, net of effects of acquisitions
Accounts receivable, net	(64,847)	(61,631)
Accounts payable	5,775	3,050
Accrued wages, benefits and taxes	(73,169)	(34,704)
Accrued interest	15,849	65,712
Accrued liabilities	54,375	47,643
Other assets and liabilities, net	11,824	25,951
Net cash provided by (used in) operating activities	128,743	189,343
Cash flows from investing activities:
Proceeds from divestiture of businesses	—	6,422
Proceeds from asset disposals related to sales and insurance recoveries	1,199	265
Purchases of property and equipment	(64,138)	(52,458)
Net change in investments held as insurance collateral	(660)	(734)
Purchases of marketable securities	(25,878)	(10,150)
Sales and maturities of marketable securities	24,819	12,852
Other investing activities, net	13,200	(4,613)
Net cash provided by (used in) investing activities	(51,458)	(48,416)
Cash flows from financing activities:
Payments on finance lease obligations	(3,016)	(3,493)
Principal payments on long-term debt	(39,491)	(36,084)
Proceeds from issuance of long-term debt	27,681	10,000
(Redemption) issuance of redeemable preferred stock	(249,994)	—
Proceeds from issuance of shares under stock award plan, net of cash taxes paid	—	498
Net cash provided by (used in) financing activities	(264,820)	(29,079)
(Decrease) increase in cash, cash equivalents, restricted cash and restricted cash equivalents	(187,535)	111,848
Cash and cash equivalents, beginning of period (including restricted cash and restricted cash equivalents of $14.8 million and $16.6 million, respectively)	624,229	368,902
Cash and cash equivalents, end of period (including restricted cash and restricted cash equivalents of $10.6 million and $15.6 million, respectively)	$436,694	$480,750

Supplemental disclosure of cash flow information
Equipment (primarily aircraft) additions financed with the issuance of debt	$—	$4,131
Cash paid (received) during the period for:
Interest	$76,324	$36,126
Income taxes, net of refunds received	$(878)	$1,099

GMR Solutions Inc. and Subsidiaries

Reconciliation of EBITDA and Adjusted EBITDA

For the three months ended March 31, 2026 and 2025

(Amounts in thousands, unaudited)

The following table reconciles net income to EBITDA and Adjusted EBITDA:

	Three Months Ended
	March 31,		2026 v.
	2026	2025	2025 Change
Net income (loss)	$106,336	$38,024	179.7%
Interest expense, net	83,174	113,685	(26.8)%
Income tax provision (benefit)	36,195	29,367	23.3%
Depreciation and amortization	75,367	75,127	0.3%
EBITDA	$301,072	$256,203	17.5%
Management fees(1)	2,977	2,705	10.1%
Stock-based compensation(2)	(91)	2,605	(103.5)%
Professional fees and other expenses for non-recurring matters(3)	6,911	4,554	51.8%
Debt refinancing fees paid to (received from) third parties(4)	320	383	(16.4)%
Impairment of assets held for sale and other investments(5)	—	14,100	(100.0)%
(Gain) loss on divestiture of businesses(6)	—	(1,422)	(100.0)%
Realized and unrealized (gain) loss, net(7)	(5,674)	1,235	(559.4)%
Equity method investment (income) loss(8)	(463)	(2,302)	(79.9)%
Adjusted EBITDA	$305,052	$278,061	9.7%

(1)	Represents management/director fees paid to directors and Kohlberg Kravis Roberts & Co. L.P. (the “Manager”) in connection with the ownership and financial management of the Company and procurement diagnostics and operational support provided by the Manager and its affiliates, including under the Monitoring Agreement (as defined in the IPO Prospectus). The Monitoring Agreement was terminated upon completion of the IPO. See “Certain Relationships and Related Party Transactions” in the IPO Prospectus for further information.

(2)	Represents the stock compensation expense associated with the vesting of stock options and other equity awards, as well as the estimate of achievement of the cash-settled performance stock units.

(3)	Represents fees and expenses incurred in connection with certain business combinations and divestitures, as well as other fees and expenses incurred in connection with distinct transactions and matters unrelated to our normal and continued business operations, as further described below:

	Three Months Ended
	March 31,
(in thousands)	2026	2025

Acquisition and divestiture fees paid to (received from) third parties(i)	1,406	2,014
Executive management severance fees(ii)	1,202	782
Legal settlements and government affairs(iii)	1,007	854
Other(iv)	3,296	904
Total professional fees and other expenses for non-recurring matters	$6,911	$4,554

(i)	Represents fees incurred in connection with potential and completed business combinations and divestitures of certain asset groups. These costs primarily represent diligence costs, transaction costs, and integration costs, and consist primarily of third party financial advisory, legal, and consulting fees. Such costs are specific to acquisition and divestiture activity that would not have otherwise been incurred in connection with our ordinary course business operations.

(ii)	Fees incurred in the three months ended March 31, 2026 and 2025 primarily related to severance costs in connection with our targeted market exit strategies executed during such periods, in each case, to optimize our cost structure and enhance our operating effectiveness. These activities were undertaken to meet specific business objectives. In addition, these amounts represent discrete costs outside the ordinary course of business that are distinct from normal, recurring operating expenses.

(iii)	For the periods presented, amounts primarily relate to certain regulatory initiatives in California that are non-routine and not expected to continue.

(iv)	Represents other third-party fees and expenses incurred in connection with distinct transactions and matters unrelated to our normal and continued business operations, including major system implementation and enhancements relating to the integration of our timekeeping and electronic patient care charting systems.

(4)	Represents fees associated with our long-term debt refinancing consummated during fiscal year 2025, which primarily consisted of fees incurred for third party legal, accounting and tax consulting in connection with the debt refinancing.

(5)	Impairment of assets held for sale and other investments includes impairment charges of $14.1 million related to a strategic cost investment for the three months ended March 31, 2025. There was no impairment on assets held for sale or strategic cost investments for the three months ended March 31, 2026.

(6)	(Gain) loss on divestiture of businesses for the three months ended March 31, 2025 was $1.4 million related to net working capital finalization for the divestiture of our coordinated care business. For the three months ended March 31, 2026, there was no (gain) loss on divestiture of businesses recorded.

(7)	Realized and unrealized (gain) loss, net represents changes in the fair value of equity securities. Additionally, during the three months ended March 31, 2026, a certain cost method investment was sold for a (gain) of ($6.9) million.

(8)	We use the equity method of accounting to recognize our proportionate share of net income (loss) generated by our noncontrolling interest in Banner health system emergency air joint venture in Arizona.